                                                                   Exhibit 10.18


Matrix One

                             EMPLOYMENT AGREEMENT
                             --------------------

The undersigned:

The private company with limited liability to be incorporated: MxONE B.V., to be
                                                               ----------
seated and with its place of business at Utrecht, The Netherlands, hereinafter referred to as "the Company", in this respect represented by its incorporator Matrix One, Inc., with registered office in Chelmsford, Massachusetts (United States of America), which company is represented by: Mark F. O'Connell, President & CEO;

and,

HANS RUIGROK, residing, at Jan Toebacklaan 10, (1401 CW) Bussum, The
------------
Netherlands, hereinafter to be referred to as "the Employee",

Whereas;
--------

1. As per July 15, 1998 the Employee will be appointed as Vice President European Sales and as such as member of the Board of statutory managing directors ("statutair directeur") of the Company;

2.  The Employee will also be appointed as per July 15, 1998 as:

     Corporate Secretary of MatrixOne, Limited (United Kingdom)

     Gernat of MatrixOne Sarl (France)

     Geschaftshfuher of MatrixOne GmbH (Germany); and

     Managing Director of MxOne B.V. (The Netherlands)

3. The parties wish to set forth their respective rights and obligations in this agreement;

declare to have agreed as follows:
-------

1.0  Function
     --------

1.1 The Employee enters into the employment of the Company as Vice President European Sales and statutory managing director starting on July 15, 1998 and reporting to the President and CEO of Matrix One, Inc., at present Mark
     F. O'Connell.

1.2  As per July 15, 1998 the Employee will also be appointed:

     .    Corporate Secretary of MatrixOne, Limited (United Kingdom)

     .    Gernat of MatrixOne Sarl (France)

     .    Geschaftshfuher of MatrixOne GmbH (Germany); and

     .    Managing Director of MxOne B.V. (The Netherlands)

     in which capacity the Employee will be responsible for all sales related activity and general day-to-day business activity reporting to the President and CEO of Matrix One, Inc., at present Mark F. O'Connell.

1.3 The Employee will divide his working, time equally among the Dutch, French, U.K. and German companies as mentioned in articles 1.1 and 1.2. The respective companies will provide the Employee with an office and adequate secretarial assistance.

2.0  Rights and obligations
     ----------------------

2.1 As general and statutory managing director of the Company the Employee has all rights and obligations as laid down in the Articles of Association of the Company and any and all instructions that may be adopted by the Company. The Employee shall furthermore have such duties as may be assigned from time to time by the Company.

2.2 The Employee shall further the interests of Company to the utmost of his powers, skill and ability.

3.0  Duration of the employment
     --------------------------

3.1 This agreement is entered into for an indefinite period of time but may be terminated by either party with observance of a notice period of three months.

3.2 This agreement shall terminate in any event, without notice being required, on the first day of the month following the month in which the Employee reaches the age of 65 years.

3.3 On the termination of the employment, howsoever arising, the Employee shall be deemed ipso facto to have resigned from all offices, including the functions as mentioned in article 1.1 and 1.2 and including membership of the Board of Statutory Managing Directors that he holds with the Company or any Associated Company and hereby appoints the Company his attorney to execute all documents in his name and on his behalf to give effect to such resignation.

3.4 The Company will be entitled, if in its opinion the interests of the Company make such desirable, to suspend the Employee with immediate effect during a period of time not exceeding 3 months, except in case of extension of that term till the end of the employment, in Case notice of termination of the employment has been given during that period.

4.0  Salary and fringe benefits
     --------------------------

4.1 The Employee shall receive a salary before taxes (gross, in Dutch: "bruto salaris") of NLG 270,000. (Euro 122,520.66) = per year, payable in arrears of twelve equal installments. This salary includes an 8% holiday allowance. The salary is subject to an annual review by the General Meeting of Shareholders of the Company.

4.2 The salary will be paid by the Company. The Company will pass on separately the French, U.K. and German subsidiaries as mentioned in article
     1.2 such part of the salary as can be attributed to the services of the Employee for those companies. As of the commencement of this agreement NLG 200,000 .(Euro 90,756.04) will be attributable to the Company, NLG 25,000 .(Euro 11,344.50) will be attributable to MatrixOne Limited, NLG 25,000 .(Euro 11,344.5) will be attributable to MatrixOne Sarl and NLG 20,000 .(Euro 9,075.60) will be attributable to MatrixOne GmbH. For this purpose this agreement will also be signed on behalf of the French, U.K. and German companies in Appendix 2.

     Additional costs and foreign taxes involved with salary-payments outside the Netherlands will be accounted to the Employee.

4.3 The Company shall provide the Employee with a reimbursement for out of pocket expenses up to an amount that can be paid net under Dutch tax law, with a maximum of NLG 600. (Euro272.26) = net per month.

4.4 The Employee will be eligible to participate in a commission program each year. The current annualized commission payments upon attainment of the Company's revenue objectives shall total NLG 180,000.(Euro 81,680.43)= gross per fiscal year (July 1 to June 30). This amount will be attributed to the French, U.K. and German companies, and the Company will be reimbursed by those companies for these portions, on the basis of the allocation as prescribed in Article 4.2. As of the commencement of this agreement NLG 133,333 .(Euro 60,503.88) will be attributable to the Company, NLG 16,667 .(Euro 7,563.15) will be attributable to MatrixOne Limited, NLG 16,667 .(Euro 7,563.15) will be attributable to MatrixOne Sarl and NLG 13,333 .(Euro 6,050.25) will be attributable to MatrixOne GmbH.

     For this purpose this agreement is also signed by the three companies. Commission payments will be paid as a percentage against revenue and paid monthly as revenue is recognized by the Company. These commissions will not be subsequent to the holiday allowance. Whereas the revenue objectives for the company will fluctuate from year to year, the objectives for the commission will be defined on or before July 1 of each year and attached hereto as Appendix 1.

     As from July 15, 1998 to November 15, 1998, instead of flexible commissions, a fixed non-recoverable advance will be paid to the Employee of NLG 60,000.(Euro 27,226.8 1) = gross total (100 % of 4/12th's of annual commissions) paid in monthly installments of NLG 15,000.(Euro 6,806.70)= gross. This payment is farther defined in Appendix 1.

4.5 As of July 15, 1998 the Employee will be eligible, upon approval of the MatrixOne Inc. Board of Directors, to buy 92,000 stock options at a price of US $ 2.00= per option on shares in MatrixOne Inc. The stock options may only be exercised by the Employee and under the conditions as set forth in the Matrix One option scheme that will be provided to the Employee separately.

4.6 The Employee shall be entitled to a vacation of 25 working days per year. The Employee shall not carry forward any unused part of his vacation entitlement past the first quarter of the subsequent year. Any vacation not taken within the first quarter of the subsequent year is forfeited and shall not be compensated. The Employee in taking his vacation shall take into account the interests of the Company.

5.0  Expenses and car
     ----------------

5.1 Reasonable expenses, made by the Employee while business wise performing his functions, shall be reimbursed by the Company upon submittal of supporting vouchers, insofar these cost are not covered by the allowance as mentioned in article 4.3.

5.2 The Company will provide the Employee with a mobile phone, in order to enable the Employee to perform his functions. This phone will at all times remain the absolute property of the Company. Employee may only use this phone for business purposes. Taxes due as a result of use for (deemed) private purposes are for the account of the Employee. The costs regarding calls made by use of the private telephone of the Employee for business purposes shall be reimbursed by the Company insofar those costs are reasonable and the reimbursements will not be considered wage of tax purposes.

5.3 The Company will provide the Employee with a laptop, NEC Versa 5060 or similarly equipped machine, in order to enable the Employee to perform his functions. This laptop will at all times remain the absolute property of the Company.

5.4 The Company will lease a suitable car for the Employee, in order to enable the Employee to perform his functions. The lease price for this car will be NLG 2,800.(Euro 1,270.58) = per month. The lease agreement, in which fuel and/or gas is not included, will be based upon 40,000 kilometers per year. The Employee is allowed to use the car for private purposes up to a maximum of 10,000 kilometers per year. The Company will compensate the Employee for fuel and/or gas for the kilometers the Employee used the car while business wise performing, after receipt by the Company of the bills/accounts in question.

5.5  The allowances and goods (mobile phone, lap top and car) mentioned in article 5.2, 5.3 and 5.4 will be withdrawn 'in the following events:

     (i)    suspension as of the day of such suspension;

     (ii)   summary dismissal as of the day of such dismissal;

     (iii) termination of the agreement by the Employee or the Company as of the day that notice was given;

     (iv) illness of the Employee for a period longer than 6 (six) months; at all times without the right of compensation.

6.0  Insurances
     ----------

6.1 The Employee will take care of his own illness costs insurance. The Company will reimburse the Employee for these costs up to a maximum of 50% of the total gross cost per month,

7.0  Pension
     -------

7.1 The Company and the Employee will enter into a Pension agreement separately. The contribution of the Company to the premium will be 12% of the salary as mentioned in article 4.1 or such lower amount as acceptable for the Dutch tax authorities in the case the 12% contribution will not be accepted by the Dutch tax authorities. Two third of the premium will be for the Company's account and one third for the Employee's account.

7.2 The Employee at free can take part in the collective Employee Saving Arrangements (in Dutch: "premiespaar- en spaarloonregeling) that the Company will enter into.

8.0  Incapacity to work
     ------------------

8.1 In case of incapacity to work of the Employee, as defined in the Sickness Insurance Act ("Ziektewet"), the Employee is entitled to wages according to the Dutch Civil Code ("Burcelijk Wetboek"), Article 7:629.

     The Employee shall be bound to observe the regulations in the Dutch Civil Code, the Sickness Insurance Act and the Industrial Disability Insurance Act ("Wet op de Arbeidsongeschiktheidsverzekering") as well as other relevant legislation. If and for as long the Employee fails to observe this legislation and the Company's instructions, the Company shall be authorized to suspend payment during incapacity. Within a reasonable period after the suspension has arisen that the Employee violates the instructions, the Company shall inform the Employee in writing of the suspension and the grounds for it.

8.2  The Employee shall not be entitled to the wages as mentioned under Article
     8.1 if the illness was intentionally caused by himself or if it is the result of a defect about which he provided false information during the medical examination prior to his appointment.

8.3 The Employee will take care of his own supplementary disability insurance (in Dutch: "WAO-gat"-verzekering). The premium is for the Company's account.

9.0  Duty of secrecy
     ---------------

9.1 The Employee shall, both during the term of this Agreement and after this Agreement has been terminated for whatever reason, refrain from disclosing in any manner to whomsoever (including to other members of the Company's or any of its associated companies' staff, unless such staff members must be informed in connection with their work for the Company or any of its associated companies and in such event only upon the expressed authorization of the Company) any information of a confidential nature concerning the Company or any of its associated companies which has become known to the Employee as a result of his employment with the Company and with respect to which information the Employee knew or should have known the confidential nature.

9.2 In the event the Employee breaches the obligations pursuant to Article 9.1, the Employee shall, and it has been determined that a breach has occurred, forfeit to the Company liquidated damages for each breach thereof, amounting to three times the Employee's most recent monthly salary before taxes, without prejudice to the Company's rights to claim actual damages instead of liquidated damages.

10.0 Documents
     ---------

10.1 The Employee shall not have or keep in his private possession any documents or correspondence or copies thereof in any manner whatsoever, that are available to the Employee as a result of his employment, except in so far as and for as long as necessary for the performance of his work for the Company. In any event the Employee shall, promptly and without the need for any request to be made in this regard, return to the Company any and all such documents, correspondence or copies thereof at the termination of the employment or at the retirement of the Employee for whatever reason from active duty.

11.0 Non-competition during employment and no additional occupation
     --------------------------------------------------------------

11.1 The Employee shall during the term of this Agreement not be engaged or involved in any manner whether for payment or for his own account in activities in a field similar to or otherwise competing with that of the Company or any of its associated companies.

11.2 The Employee shall refrain from accepting compensation or payment for activities or occupations other than pursuant to this Agreement without the prior written consent of the Company.

12.0 Non-competition
     ---------------

12.1 The Employee shall during the ten-n of this Agreement and during a term of one year after this Agreement has terminated not be engaged or involved in any manner, directly or indirectly, whether for the account of the Employee or for the account of others, in any enterprise carrying on activities in a field similar to or otherwise competing with, the Company or any of its associated companies nor act as intermediary in whatever manner directly or indirectly, nor have, directly or indirectly, any contact with clients or potential clients of the Company.

12.2 In the event the Employee shall breach the obligations as expressed in
     Article 12.1, the Employee shall forfeit liquidated damages for every such breach to the extent of four time the Employee's most recent monthly salary before taxes, plus US$ 5,000. = for each day such breach continues after notice of the discovery thereof has been given by the Company, without prejudice to the Company's right to claim actual damages instead of liquidated damages.

13.0 Inventions
     ----------

13.1 If at any time during the course of the Employment the Employee should either alone or jointly make, invent or discover any know-how, invention, formula, process, improvement, copyright, mask work right, topography right, design, plan, drawing or device, hereinafter referred to as: "(the/a) Right", which relates to or is useful in connection with any process, product or activity carries on, made or then dealt in by the Company, its subsidiaries or any associated company ("an Invention") he shall forthwith communicate such details thereof to the Board in writing as the Board may direct. All inventions shall be regarded at any time and for all purposes as made by the Employee for and on behalf of the Company in addition to article 7 of the "Auteurswet" (copy right law).

13.2 The Employee shall put all Inventions, including these which are not eligible for a Right, which he may make by himself or in collaboration with others during the time of his Employment (within or outside working hours) for now and as of the day of new inventions at the disposal of the Company.

13.3 With respect to such invention the Employee shall:

     (i)    treat all relevant information confidentially in compliance with article 9 hereof;

     (ii) keep full and accurate records thereof which records shall be the property of the Company;

     (iii) sign relevant Rights applications and any other documents which the Company may propose for the Netherlands and for all other countries to protect such inventions and render any reasonable assistance to the Company or its proxies or counselors when drafting such applications or documents;

     (iv) sign from time to time at the request and at the expense of the Company, without any additional remuneration in excess of what he is entitled to hereunder, all transfer deeds or other documents required for the transfer and granting to the Company of the inventions and the Right and the Right applications in respect of such inventions on behalf of the protection of the rights and interests of the Company;

     (v) act as witness in actions and law suits in respect of such inventions;

     (vi) refrain from applying for a right in respect thereof, even if the Company wished to keep such inventions a secret or decides for whatever reason not to apply for a Right.

     The Company shall pay to the Employee a reasonable hourly allowance for all time actually spent on activities hereinbefore specified at the request of the

     Company in so far as such work is done after termination of the Employee's employment.

13.4 The Company shall have no liability to account to the Employee for any revenue or profit derived or resulting from any invention belonging to the Company.

14.0 No gifts
     --------

14.1 The Employee shall, without the prior consent of the Company during the term of this Agreement, not accept or stipulate in connection with the performance of the duties of the Employee any commission, favour, compensation, or gifts in whatever form, in any manner, directly or indirectly, from customers, suppliers or other third parties.

14.2 The provision of this Article 14 does not apply to the customary business gifts of small value.

15.0 Moving
     ------

15.1 If so requested by the Company the Employee is willing to work at any location of the Company or affiliated companies, including locations abroad if and sofar necessary for the proper discharge and fulfillment of his duties, within reasonable limits and all in consensus between the Employee and the Company.

16.0 Alterations
     -----------

16.1 Alterations in this Employment Agreement can only be made in writing and as far as the Company is concerned only after a decision to that effect by the competed body of the Company.

17.0 Applicable law
     --------------
17.1 This Agreement is governed by the law of The Netherlands.

17.2 All disputes arising in connection with this Agreement or further agreements resulting therefrom shall be submitted in first instance to the exclusive jurisdiction of the Amsterdam District Court.

Thus agreed and executed at Chelmsford, MA on July 15, 1998.

                                        /s/ Hans Ruigrok
__________________________________      --------------------------------------
MxONE B.V.                              Hans Ruigrok


                                        /s/ Mark F. O'Connell
__________________________________      -------------------------------------
MatrixOne, Inc.                         Mark F. O'Connell

                                  Appendix 2


In conjunction with the employment agreement established between Mr. Hans Ruigrok and MatrixOne, Inc., the incorporator of MxONE B.V., on July 15, Mr. Ruigrok will be appointed as Vice President European Sales and as such as member of the Board of statutory managing directors ("statutair directeur") of the MxONE B.V.;

The Employee will also be appointed as per July 15, 1998 as:

     .    Corporate Secretary of MatrixOne, Limited (United Kingdom)
     .    Gernat of MatrixOne Sarl (France)
     .    Geschaftshfuher of MatrixOne GmbH (Germany); and

As referenced in Article 4.1 the salary will be paid by MxONE B.V., which will pass on separately the French, U.K. and German subsidiaries as mentioned in
Article 1.2 such part of the salary as can be attributed to the services of the Employee for those companies. As of the commencement of this agreement, NLG 25,000 (Euro 11,344.50) will be attributable to MatrixOne Limited, NLG 25,000 (Euro 11,344.50) will be attributable to MatrixOne Sarl and NLG 20,000 (Euro 9,075.60) will be attributable to MatrixOne GmbH.

Additional costs and foreign taxes involved with salary-payments outside the Netherlands will be accounted to the Employee.

As referenced in Article 4.4 the Employee will be eligible to participate in a commission program each year upon attainment of the Company's revenue objectives. This amount will be attributed to the French, U.K. and German companies, and the Company will be reimbursed by those companies for these portions. As of the commencement of this agreement, NLG 16,667 (Euro 7,563.15) will be attributable to MatrixOne Limited, NLG 16,667 (Euro 7,563.15) will be attributable to MatrixOne Sarl and NLG 13,333 (Euro 6,050.25) will be attributable to MatrixOne GmbH.

Thus agreed and executed at Chelmsford, MA on July 15, 1998.


                                        /s/ Hans Ruigrok
__________________________________      --------------------------------------
MxONE B.V.                              Hans Ruigrok


                                        /s/ Mark F. O'Connell
__________________________________      --------------------------------------
MatrixOne, Inc.                         Mark F. O'Connell


__________________________________      ______________________________________
MatrixOne GmbH.                         Klaus Eberlein

__________________________________      ______________________________________
MatrixOne, Sarl.                        Frederic Baudasse


__________________________________      ______________________________________
MatrixOne, Ltd.                         Paul Chapman

                                 Hans Ruigrok
                                 ATTACHMENT A
                                 ------------

                 FY99 MatrixOne Vice President, European Sales
                   Territory, Goal and Quota Assignment Form
--------------------------------------------------------------------------------
Section 1:  Annualized Compensation
          ============================================================
                                 Software     Services     Total
          ------------------------------------------------------------
           Base Salary           N/A          N/A          $135,000
           Commission Target     $72,000      $18,000      $ 90,000
           Bonus Target          $60,000      N/A          $ 60,000
           Total Compensation    $132,000     $18,000      $285,000
          ---------------------  ----------   ----------   -----------

           Paid in NLG, approx. conversion rate is $1 = 2 NLG
          ============================================================

________________________________________________________________________________
Section 2:  Territory Assignment
All of Europe, the Middle East and Africa.

________________________________________________________________________________
Section 3:  Revenue Quota Assignment for Fiscal Year 1999

================================================================================
Product Type     Q1 (15%)     Q2 (25%)     Q3 (27%)     Q4 (33%)      Total
--------------------------------------------------------------------------------
Software        $1,875,000   $3,125,000   $3,375,000   $4,125,000   $12,500,000
Service          $712,839     $985,724    $1,280,953   $1,520,484    $4,500,000
================================================================================

________________________________________________________________________________
Section 4:  Software Incentive Target Structure:

     Incentive for achieving 0-100% of quota is paid as a % of goal. Incentive for achieving 101%+ of quota is paid as a commission rate against the net value of the sale.

==================================================================================================
        Quota Attainment                   Incentive                Approximate Commission Rate
--------------------------------------------------------------------------------------------------
  1/st/ Incentive rate for 0-50%:   .67% of goal amount          .39% of net sales amount
2/nd/ Incentive Rate for 51-100%:   1.33% of goal amount         .77% of net sales amount
                       Over 101%:   1.15% of net sales amount    1.15% of net sales amount
==================================================================================================

________________________________________________________________________________
Section 5:  Service Incentive Target Structure:

     Incentive for selling service components is paid as a commission rate against the net value of the sale:

              ===================================================
                Service Sales          .40% of net sales amount
              ===================================================

________________________________________________________________________________
Section 6:  Special Incentive Bonus

================================================================================

         Bonus            Value                      Payable Upon
--------------------------------------------------------------------------------
Year End Achievement     $60,000     Booking $12.0M in software revenue by the
                                     close of Q4-FY99 earns a $60,000 bonus.

________________________________________________________________________________
Section 7:  Presidents Club:
To be eligible participants must achieve 100% of the assigned software quota.

________________________________________________________________________________
Section 8:  Acknowledgements
I have read, reviewed and accept the above assignment and the conditions of the FY99 MatrixOne, Inc. Vice President, European Sales Compensation Plan.
                     ------------------------------------------------


/s/ Hans Ruigrok                         /s/ Mark F. O'Connell
---------------------------------------  ---------------------------------------
Hans Ruigrok                     Date    Mark F. O'Connell                 Date
Vice President, European Sales           President & CEO


/s/ Christine R. Myers         3/11/99   /s/ Mary de Ste. Croix          3/11/99
---------------------------------------  ---------------------------------------
Christine R. Myers               Date    Mary de Ste. Croix                Date
Manager, Compensation & Benefits         Vice President, Human Resources